United States Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑      Preliminary Proxy Statement
☐      Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to § 240.14a-12
EAGLE MATERIALS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

Dear Stockholder:
     You are cordially invited to a special meeting of the stockholders of Eagle Materials Inc. to be held at      , Dallas, Texas at 9:00 a.m., local time, on         , 2006.
     This booklet includes a formal notice of the special meeting and the proxy statement. At the special meeting, our stockholders will be asked to consider a proposal to amend our restated certificate of incorporation to reclassify our existing Common Stock and Class B Common Stock into a single new class of common stock.
     The accompanying proxy statement provides information about the proposed charter amendment. We encourage you to read the entire proxy statement before deciding how to vote.
     Your vote is important. You may vote your shares using any of the following methods: voting by telephone or the Internet, as described in the instructions in the proxy statement; complete, sign and date the proxy card or voting instruction card and return it to us in the prepaid envelope; or vote in person at the meeting.
Very truly yours,
Steven R. Rowley
Chief Executive Officer

3811 Turtle Creek Blvd, Suite 1100
Dallas, Texas 75219
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held      , 2006
To the stockholders of Eagle Materials Inc.:
          NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Eagle Materials Inc. will be held at      , Dallas, Texas            at 9:00 a.m., local time, on      , 2006, for the following purposes:
(1)	Charter Amendment; Reclassification. At the meeting, you will be asked to consider and vote upon a proposal to amend our restated certificate of incorporation to reclassify our existing Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share, into a single new class of common stock; and

(2)	Other Business. In addition, you will be asked to conduct such other business as may properly come before the special meeting or any adjournment thereof.
          Our board of directors has fixed the close of business on      , 2006 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of Common Stock or Class B Common Stock at the close of business on the record date are entitled to notice of and to vote at the annual meeting. A list of holders of each class of common stock will be available for examination by any stockholder at the meeting and, during the ten-day period preceding the meeting date, at our executive offices located at 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219.
          For further information regarding the matters to be acted upon at the special meeting, I urge you to carefully read the accompanying proxy statement. Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the special meeting, please fill in, sign, date and promptly return the accompanying form of proxy in the enclosed postage-paid envelope so that your shares may be represented and voted at the special meeting. This will not limit your right to attend or vote at the special meeting. Your proxy will be returned to you if you choose to attend the special meeting and request that it be returned.
          If you have questions or would like additional copies of the proxy statement, please contact: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219 (telephone: (214) 432-2000).

By Order of the Board of Directors

JAMES H. GRAASS
Executive Vice President,
General Counsel and Secretary
Dallas, Texas
          , 2006

3811 Turtle Creek Blvd., Suite 1100
Dallas, Texas 75219
PROXY STATEMENT
INTRODUCTION
     The accompanying proxy, mailed together with this proxy statement, is being solicited by and on behalf of the board of directors of Eagle Materials Inc., or “Eagle Materials,” for use at a special meeting of our stockholders and at any adjournment thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to Eagle Materials Inc. This proxy statement and accompanying proxy were first mailed to our stockholders on or about      , 2006.
Date, Time and Place of the Special Meeting
     The special meeting of our stockholders will be held at         , Dallas, Texas at 9:00 a.m., local time, on      , 2006.
Purposes of the Special Meeting and Recommendations of our Board of Directors
     At the meeting, stockholders will consider and act upon a proposal to amend our restated certificate of incorporation to reclassify our Common Stock, par value $.01 per share, which we refer to as our “Class A common stock,” and our Class B Common Stock, par value $.01 per share, which we refer to as our “Class B common stock,” into a single new class of common stock and to transact such other business as may properly come before the special meeting or any adjournment thereof. Our board of directors recommends that you vote “for” the proposed amendment to our restated certificate of incorporation to reclassify the Class A common stock and Class B common stock into a single class of common stock.
          Our board of directors does not know of any matters to be acted upon at the meeting other than the proposal to amend our restated certificate of incorporation.
ABOUT THE MEETING
Who Can Vote
          The record date for the determination of holders of our Class A common stock and Class B common stock entitled to notice of and to vote at the meeting, or any adjournment thereof, is the close of business on      , 2006, which we refer to as the “record date.” As of the record date, there were (i)            shares of our Class A common stock issued and outstanding and entitled to vote at the meeting, and (ii)            shares of our Class B common stock issued and outstanding and entitled to vote at the meeting.
          The holders of record of our Class A common stock and Class B common stock as of the record date will be entitled to one vote per share on each matter upon which they are being asked to vote at the special meeting, or any adjournment thereof, except as otherwise required by law. There is no cumulative voting. Our stock transfer books will not be closed in connection with the meeting.

How Proxies Will be Voted
     Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any direction given, the shares will be voted “for” the proposal to amend our restated certificate of incorporation to reclassify our Class A common stock and Class B common stock into a single new class of common stock.
     If a broker holds your shares in “street name,” the broker is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, under the rules of the New York Stock Exchange, or “NYSE”, the broker is not allowed to vote your shares with respect to the amendment of our restated certificate of incorporation.
     Our board of directors does not intend to present, and has no information indicating that others will present, any business at the special meeting other than as set forth in the attached Notice of Special Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
     You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person or by written notice to us addressed to: Eagle Materials Inc., Attention: James H. Graass, Secretary, 3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas 75219. No such revocation shall be effective, however, unless and until received by Eagle Materials at or prior to the meeting.
Quorum and Required Vote
     The presence at the meeting, in person or represented by proxy, of the holders of a majority of the voting power of the shares of our capital stock entitled to vote on any matter shall constitute a quorum for purposes of such matter. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.
     In order for the proposal to amend our restated certificate of incorporation to reclassify our Class A common stock and Class B common stock into a single new class of common stock to be approved by our stockholders at the meeting, it must receive the affirmative vote of the holders of:
•	66 2/3% of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class;

•	a majority of the outstanding shares of Class A common stock, voting as a separate class; and

•	a majority of the outstanding shares of Class B common stock, voting as a separate class.
     Abstentions and broker non-votes will have the same effect as votes against the proposal to amend our restated certificate of incorporation.
Expenses of Soliciting Proxies
     The cost of soliciting proxies for the meeting will be borne by Eagle Materials. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by officers and other employees of Eagle Materials, who will receive no additional compensation for these activities. To aid in the solicitation of proxies, we have retained the firm of Georgeson Shareholder

Communications, Inc., which will receive a fixed fee of approximately $8,500.00, in addition to the reimbursement of out-of-pocket expenses, for its performance of certain ministerial services related to the solicitation. Georgeson will not make any recommendation to stockholders regarding the approval or disapproval of the proposal to amend our restated certificate of incorporation. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this proxy statement to persons on whose behalf they hold shares of Class A common stock and Class B common stock and to request authority for the exercise of proxies by the record holders on behalf of those persons. In compliance with the regulations of the Securities and Exchange Commission, or “SEC”, and the NYSE, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our Class A common stock and Class B common stock.
How You Can Vote
     You can vote your shares at the meeting or by completing, signing, dating and returning your proxy in the enclosed envelope. Most stockholders also have the option of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. If you vote your proxy over the Internet or by telephone, you do NOT need to mail back your proxy card. If you own both Class A common stock and Class B common stock, you will need to vote separately for each class of stock.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Management
     The following table shows the beneficial ownership of our Class A common stock and Class B common stock as of the record date by: (a) each of our directors, our chief executive officer and our four other most highly compensated executive officers, as determined as of the end of the last completed fiscal year, and (b) by all directors and executive officers of Eagle Materials as a group (14 persons). Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto. For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, or “Exchange Act,” pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of our stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons. All share numbers set forth in the following table reflect the three-for-one stock split that will occur with respect to our Class A common stock and the Class B common stock on February 24, 2006 for stockholders of record as of February 10, 2006, which we refer to as the “stock split”.

	Amount and Nature of Beneficial Ownership
	Class A common stock (1)		Class B common stock (2)
					Percentage
					of Total
					Common
	Number of	Percentage	Number of	Percentage	(Both
	Shares	of Class A	Shares	of Class B	classes of
	Beneficially	common	Beneficially	common	common
	Owned	stock	Owned	stock	stock)
F. William Barnett	12,921	*	8,154	*	*
Robert L. Clarke	78,057	*	8,154	*	*
O.G. Dagnan	53,061	*	7,413	*	*
Jeffrey Dutton	1,098	*	*	*	*
Gerald J. Essl	44,010	*	3,000	*	*
James H. Graass	221,751	*	*	*	*
Laurence E. Hirsch	189,990	*	505,458	2.1%	1.4%

	Amount and Nature of Beneficial Ownership
	Class A common stock (1)			Class B common stock (2)
							Percentage
							of Total
							Common
	Number of		Percentage	Number of		Percentage	(Both
	Shares		of Class A	Shares		of Class B	classes of
	Beneficially		common	Beneficially		common	common
	Owned		stock	Owned		stock	stock)
Frank W. Maresh	4,500		*	3,336		*	*
Michael R. Nicolais	32,550	(3)	*	4,446	(4)	*	*
David W. Quinn	13,308		*	16,866		*	*
Steven R. Rowley	402,189	(5)	1.5%	*		*	*
Arthur R. Zunker, Jr	41,436		*	96		*	*
All current directors
and executive
officers as a group
(14 persons)	1,114,821		4.17%	556,923		2.48%	3.36%

*	Less than 1%

(1)	Amounts include the following shares of Class A common stock that may be acquired upon exercise of stock options: Mr. Barnett — 12,921 shares; Mr. Clarke — 52,803 shares; Mr. Dagnan — 4,500 shares; Mr. Essl — 34,194 shares; Mr. Graass — 218,337 shares; Mr. Hirsch — 12,600 shares; Mr. Maresh — 4,500 shares; Mr. Nicolais — 24,162 shares; Mr. Quinn — 4,500 shares; Mr. Rowley — 323,307 shares; Mr. Zunker — 37,593 shares; and all executive officers and directors of Eagle Materials as a group (14 persons): 749,283 shares. In addition, this table includes shares of Class A common stock that are held for the account of participants as of February 1, 2006 pursuant to the common stock fund of Eagle Materials’ profit sharing and retirement plan, as follows: Mr. Dutton — 1,098 shares; Mr. Graass — 294 shares; Mr. Rowley 3,882 shares; and all executive officers and directors of Eagle Materials as a group (14 persons): 5,358 shares. This table also includes shares of Class A common stock that will be paid in accordance with the restricted stock unit, or “RSU”, agreements on March 31, 2006: Mr. Essl — 1,908 shares; Mr. Graass — 1,560 shares; Mr. Zunker — 1,908 shares; and all executive officers and directors as a group (14 persons) — 5,376 shares. This table does not include shares of Class A common stock that may be acquired upon exercise of stock options that contain a performance component for which the achievement of such performance criteria is not yet determinable (with the share amounts below reflecting the maximum number of shares issuable upon exercise within 60 days from February 1, 2006: Mr. Essl — 22,510 shares; Mr. Graass — 49,958 shares; Mr. Rowley — 55,593 shares; Mr. Zunker — 20,922 shares; Mr. Barrett — 2,004 shares; Mr. Clarke — 5,265 shares; Mr. Nicolais — 6,690 shares; and all executive officers and directors as a group (14 persons) — 175,539 shares.

(2)	Amounts include the following shares of Class B common stock that may be acquired upon the exercise of stock options: Mr. Barnett — 8,154 shares; Mr. Clarke — 8,154 shares; Mr. Dagnan — 7,413 shares; Mr. Hirsch — 9,885 shares; Mr. Maresh — 3,336 shares; Mr. Nicolais — 3,336 shares; Mr. Quinn — 7,413 shares; and all executive officers and directors as a group (14 persons) — 47,691 shares. This table does not include shares of Class B common stock that may be acquired upon exercise of stock options that contain a performance component for which the achievement of such performance criteria is not yet determinable (with the share amounts below reflecting the maximum number of shares issuable within 60 days of February 1, 2006): Mr. Dutton — 5,000 shares; Mr. Essl — 7,000 shares; Mr. Graass — 5,000 shares; Mr. Rowley — 22,000 shares; Mr. Zunker — 5,000 shares; and all executive officers and directors as a group (14 persons) — 51,851 shares. In addition, this table does not include shares of Class B common stock that may be paid in accordance with the RSU agreements on March 31, 2006 that contain a performance component for which the achievement of such performance criteria is not yet determinable (with the share amounts below reflecting the maximum number of shares issuable within 60 days from February 1, 2006): Mr. Dutton — 1,418 shares; Mr. Essl — 1,984 shares; Mr. Graass — 1,418 shares; Mr. Zunker — 1,418 shares; and all executive officers and directors as a group (14 persons) — 11,222.

(3)	Includes 1,200 shares owned by Mr. Nicolais’ wife.

(4)	Includes 1,110 shares owned by trusts for the benefit of Mr. Nicolais’ children, for which his wife is the trustee.

(5)	Includes 45,000 shares of Class A common stock issued to Mr. Rowley on September 18, 2003 pursuant to a restricted stock award.
Certain Beneficial Owners
     The following table sets forth information as of      , 2006 regarding the only persons we know of that beneficially own more than five percent of either Class A common stock or Class B common stock after giving effect to the stock split.

	Common Stock Beneficially Owned
	Class A common stock		Class B common stock
					Percentage of
					Total
	Number of	Percentage		Percentage	Common
	Shares	of Class A		of Class B	(Both classes
Name and Address	Beneficially	Common	Number of	Common	of common
of Beneficial Owner	Owned	Stock	Shares	Stock	stock)
Baron Capital Group Inc. (1) 767 Fifth Avenue, New York, NY 10153			2,823,000	11.6%	5.6%

Morgan Stanley (2) 1583 Broadway, New York, NY 10036			1,891,809	7.8%	3.8%

Atticus Capital, L.L.C. (3) 152 West 57th St., 45th Floor, New York, NY 10019			2,891,100	11.8%	5.8%

Barclays Global Investors, N.A. (4) 45 Fremont Street, San Francisco, CA 94105	1,620,519	6.2%			3.2%

Wellington Management Company, LLP (5) 75 State Street, Boston, MA 02109	2,188,824	8.4%			4.4%

FMR Corp (6) 82 Devonshire Street, Boston, MA 02109	5,508,252	21.2%			11.0%

Massachusetts Financial Services Company (7) 500 Boylston Street, Boston MA 02116	1,611,900	6.2%			3.2%

Mac-Per-Wolf Company (8) 3105 Michigan Avenue, Suite 2600, Chicago, IL 60604	1,483,395	5.7%			3.0%

(1)	Based solely on the information contained in the Schedule 13G/A of Baron Capital Group Inc. filed with the SEC on March 10, 2005, with respect to shares of Class B common stock owned as of February 28, 2005, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class B common stock issued and outstanding on the record date. According to the Schedule 13G/A, Baron Capital Group Inc. had shared power to vote or to direct the vote of 2,748,000 shares of Class B common stock and shared dispositive power over all of 2,823,000 shares.

According to the Schedule 13G/A, Baron Capital Group Inc. had shared power to vote or to direct the vote of 2,748,000 shares of Class B common stock and shared dispositive power over all of 2,823,000 shares.

(2)	Based solely on the information contained in the Schedule 13G of Morgan Stanley filed with the SEC on February 15, 2005, with respect to shares of Class B common stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class B common stock issued and outstanding on the record date. According to the Schedule 13G, Morgan Stanley had sole power to vote or to direct the vote of 354 shares and shared power to vote or to direct the vote of 1,891,455 shares of Class B common stock and sole dispositive power over 1,891,455 and shared dispositive power over 354 shares.

(3)	Based solely on the information contained in the Schedule 13G/A of Atticus Capital, L.L.C. filed with the SEC on February 14, 2005, with respect to shares of Class B common stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class B common stock issued and outstanding on the record date. According to the Schedule 13G/A, Atticus Capital, L.L.C. had sole power to vote or to direct the vote of 2,891,100 shares of Class B common stock and sole dispositive power over all of 2,891,100 shares.

(4)	Based solely on the information contained in the Schedule 13G of Barclays Global Investors, N.A. filed with the SEC on February 26, 2006, with respect to shares of Class A common stock owned as of December 31, 2005, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A common stock issued and outstanding on the record date. According to the Schedule 13G, Barclays Global Investors, N.A. had sole power to vote or to direct the vote of 1,447,797 shares of Class A common stock and sole dispositive power over all of 1,620,519 shares.

(5)	Based solely on the information contained in the Schedule 13G of Wellington Management Company, LLP filed with the SEC on January 26, 2006, with respect to shares of Class A common stock owned as of December 31, 2005, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A common stock issued and outstanding on the record date. According to the Schedule 13G, Wellington Management Company had shared power to vote or to direct the vote of 1,859,274 shares of Class A common stock and shared dispositive power over all of 2,163,924 shares.

(6)	Based solely on the information contained in the Schedule 13G/A of FMR Corp. filed with the SEC on February 14, 2005, with respect to shares of Class A common stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A common stock issued and outstanding on the record date. According to the Schedule 13G, FMR Corp. had sole power to vote or to direct the vote of 253,655 shares of Class A common stock and sole dispositive power over all of 5,508,252 shares.

(7)	Based solely on the information contained in the Schedule 13G of Massachusetts Financial Services Company filed with the SEC on February 8, 2005, with respect to shares of Class A common stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A common stock issued and outstanding on the record date. According to the Schedule 13G, Massachusetts Financial Services Company had sole power to vote or to direct the vote of 1,611,900 shares of Class A common stock and sole dispositive power over all of 1,611,900 shares.

(8)	Based solely on the information contained in the Schedule 13G of Mac-Per-Wolf Company filed with the SEC on January 31, 2005, with respect to shares of Class A common stock owned as of December 31, 2004, but calculating the percentage shown by dividing the number of such shares by the total number of shares of Class A common stock issued and outstanding on the record date. According to the Schedule 13G, Mac-Per-Wolf Company had sole power to vote or to direct the vote of 1,483,395 shares of Class A common stock and sole dispositive power over all of 1,483,395 shares.
PROPOSAL TO AMEND AND RESTATE OUR CHARTER
TO RECLASSIFY OUR TWO CLASSES OF COMMON STOCK
INTO A SINGLE CLASS
     Our board of directors has authorized an amendment to our restated certificate of incorporation to reclassify our Class A common stock and Class B common stock into a single new class of common stock. We are seeking the approval of our stockholders for this proposed amendment. If this proposed amendment is approved by the requisite vote of our stockholders and the other conditions described below are satisfied, we will file our amended and restated certificate of incorporation with the Delaware Secretary of State, and it will immediately become effective. We expect to file the proposed amended and restated certificate of incorporation with the Delaware Secretary of State as soon as practicable after obtaining stockholder approval.
     A copy of our restated certificate of incorporation reflecting the proposed amendment is attached as Appendix A to this proxy statement. In order to facilitate review by our stockholders, Appendix A is marked to reflect all changes to be made as a result of the proposed amendment to our existing restated certificate of incorporation. The discussion below regarding the proposed amendment is only a summary of material terms, and may not contain all of the information that is important to you. You should read the full text of the Appendix A carefully before deciding how to vote.
Background
     Eagle Materials has had a dual-class capital structure since January 30, 2004. This dual-class capital structure was created in connection with the distribution by Centex to its stockholders of all of the shares of our common stock previously held by it, which we refer to as the “Centex distribution.” In late 2003, Centex held shares of our common stock representing approximately 65% of the outstanding shares. In order to obtain a private letter ruling from the Internal Revenue Service, or “IRS,” that the Centex distribution would be tax-free to Centex and its stockholders, Centex advised us that it was necessary for Centex to own, at the time of the distribution, capital stock of Eagle Materials having the right to elect at least 85% of the members of our board of directors. The terms initially contemplated by Centex would have resulted in the conversion of all of the shares of our common stock held by Centex into a new class of common stock having the right to elect 85% of our directors. Under these terms, there would have been approximately 11,962,300 shares of Class B common stock and approximately 6,490,500 shares of Class A common stock outstanding immediately following the reclassification contemplated by Centex. However, the special committee of the board of directors of Eagle Materials appointed to review the reclassification requested that Centex modify the terms of the transaction so that after the consummation thereof there would be approximately equal numbers of Class A common stock and Class B common stock. This change was intended to make it more likely that the two classes of common stock would have approximately the same liquidity and trading volume. After discussion between the special committee and Centex, Centex agreed to the modification proposed by the special committee.
     Accordingly, in order to permit the Centex distribution to go forward, our board of directors approved a reclassification of our common stock into two classes (Class A common stock and Class B common stock), with approximately equal numbers of shares and with the shares of each class having identical rights, except with respect to the election of directors. Centex obtained a private letter ruling from the IRS with regard to the Centex distribution, which we refer to as the “2003 IRS ruling,” on November 7, 2003. The related reclassification was approved by our stockholders at a special meeting held on January 8, 2004, and was implemented later that month. The shares of Class B common stock created as a result of the reclassification were initially owned only by Centex and gave the holders the right to elect at least 85% of the members of our board of directors. The shares of Class A common stock were owned by Centex and our other stockholders and gave the holders the right to elect the remaining member or members of our board of directors. On January 30, 2004, Centex distributed all of the shares of Class A common stock and Class B common stock held by it to its stockholders.
     In connection with the Centex distribution, Centex and Eagle Materials entered into an agreement, which we refer to as the “Centex distribution agreement,” governing the rights and responsibilities of the parties in connection with this transaction. The Centex distribution agreement contains certain covenants applicable to Eagle Materials, including a covenant to comply with and not take any action inconsistent with the representations made to the IRS in connection with the request for the private letter ruling obtained by Centex. In addition, under the Centex distribution agreement, we agreed to indemnify Centex against certain potential tax liabilities under the Internal Revenue Code of 1986, or the “Code,” which indemnification obligations are described in more detail under “Certain Effects of the Amendment — Obligations under the Centex Distribution Agreement” below.
     When the reclassification of our capital stock in anticipation of the Centex distribution was approved and implemented, our board of directors determined that the Centex distribution would likely result in certain benefits to Eagle Materials and its stockholders, including the following:
•	The Centex distribution would significantly increase the public float and liquidity of our capital stock by increasing the number of shares held by our stockholders other than Centex from 6.8 million to about 18.8 million. The Centex distribution was structured in such a way that the number of outstanding shares of Class A common stock and Class B common stock would be approximately equal. Accordingly, it was expected that the holders of both Class A common stock and Class B common stock would benefit from the increase in public float and liquidity.

•	A broader stockholder base could attract additional analyst coverage, which could increase market awareness of our capital stock.

•	A broader stockholder base and broader exposure in the investment community could enhance our ability to use our capital stock as an acquisition currency and as a means of raising capital.
     However, due to developments that were not anticipated at the time the dual-class structure was approved, certain of these benefits either have not been fully realized or have been realized to a different extent in the case of our Class A common stock and Class B common stock. Perhaps most importantly, the trading characteristics of the Class A common stock and Class B common stock have differed significantly. For example, the Class B common stock has generally traded on the NYSE at a discount to the Class A common stock. This discount has ranged from approximately 6.7% to 0.6% of the market price of the Class A common stock, with the average discount during the period from February 1, 2004 through January 11, 2006 being approximately 3.2%. Moreover, the discount has generally increased in recent periods, with the average discount during the last three months of 2005 being approximately 5.0%. Given that the number of publicly held shares of Class A common stock and Class B common stock are approximately equal, and that holders of Class B common stock are entitled to greater voting rights than the holders of Class A common stock in the election of our directors, it is difficult to explain why the Class B common stock has traded at a discount to Class A common stock. In addition, the two classes of common stock exhibit different liquidity profiles. In particular, the average trading volume of the Class A common stock was approximately ten times greater than the trading volume of the Class B common stock during the period from February 1, 2004 through January 11, 2006. While we believe that the differing liquidity profiles may be partially responsible for the price disparity between the two classes of common stock, we cannot explain the underlying cause of the lower trading volume of the Class B common stock. Accordingly, one of the anticipated benefits from the Centex distribution — increased liquidity in the trading of our capital stock — does not appear to have been fully realized in the case of our Class B common stock.

     In addition, since the completion of the Centex distribution, a significant amount of confusion has arisen among stockholders, analysts, the financial media and other members of the financial community with respect to the dual-class capital structure. The use of different trading symbols by the NYSE (“EXP” and “EXPB”) for the two classes has contributed to the confusion, given that these trading symbols have been reproduced, recorded or described in different ways by various sources. As a result, the public has received conflicting and confusing financial information, including in some cases inconsistent data regarding market capitalization and shares outstanding. Eagle Materials has been required to spend time and resources correcting flawed information and educating existing and potential investors. This investor confusion has made it more difficult to realize one of the other anticipated benefits from the Centex distribution — increased market awareness of our capital stock.
     The trading differential between our Class A common stock and Class B common stock and the market confusion described above have given rise to certain business difficulties for Eagle Materials. We believe that the lack of uniform pricing for our common stock limits our ability and may increase our costs to make acquisitions using our capital stock and raise capital from third parties. We believe that it is important for us to have the flexibility to use equity as consideration in future acquisitions. At the present time, however, the dual-class structure may pose an obstacle to the use of equity as an acquisition currency, given that a recipient of our common stock would need to evaluate the attributes and trading characteristics of our two classes of common stock, and may perceive that each class has certain disadvantages. For example, the Class A common stock has an attractive liquidity profile but has reduced voting rights in the election of directors, and the Class B common stock has an unattractive liquidity profile. Similarly, we believe that the unattractive liquidity profile of the Class B common stock makes it a relatively ineffective, and perhaps more costly, instrument to raise capital from third parties. Furthermore, if Eagle Materials elects to issue additional shares of Class A common stock to third parties, these issuances may well exacerbate the differences in the liquidity profiles of the two classes.
     The trading differential also creates unnecessary complexity in managing both our open market stock repurchase program and the use of options and other stock-based awards as compensation to retain management and key employees. Eagle Materials from time to time purchases shares of its Class A common stock and Class B common stock in the open market, when it believes that such repurchases represent an effective use of its cash flow from operations. When evaluating options for implementing our stock repurchase program, our management must weigh the benefits of purchasing shares of Class B common stock, which have tended to be less costly, against other considerations, including the fact that a larger number of shares of Class A common stock are available for purchase. In addition, the existence of Class A common stock and Class B common stock has created additional complexity in deciding which class shall be used for equity awards. In the past, we have granted equity compensation awards to management and other key employees in the form of both Class A common stock and Class B common stock. In the future, we believe that our retention goals will be advanced by the reduced administrative burden of managing one class of common stock for compensatory purposes.
     In summary, we expect that a reclassification of our Class A common stock and Class B common stock into a single class is likely to benefit Eagle Materials and its stockholders by improving the liquidity profile of our new single class of common stock, allowing for easier analysis and valuation of the new single class of common stock and eliminating confusion within the financial community regarding the current dual-class capital structure. In addition, we expect that the new capital structure will enable us to use our capital stock more effectively as acquisition currency and for issuances to third parties. Finally, we believe that the new capital structure will simplify the planning and execution of our open market stock repurchase program and our employee compensation activities. However, we cannot guarantee that the benefits of a simplified capital structure will be accomplished to the extent and in the manner we currently expect, if at all.
     On January 18 and 19, 2006, our board of directors began to consider a proposal to reclassify the Class A common stock and the Class B common stock into a single class of common stock. Our board of directors reviewed the history of the dual-class structure, including the trading price disparity and other unanticipated developments described above. The board of directors discussed with its legal and financial advisors the dual-class structure, and the legal and financial consequences of combining the two classes.

Among other things, our board of directors discussed with and received advice from our tax counsel regarding whether the proposed reclassification was likely to affect the tax-free nature of the Centex distribution and the extent to which it is consistent with certain representations, undertakings and determinations made in connection with the 2003 IRS ruling.
     On January 24, 2006, our board again met to consider the proposal to reclassify our capital stock. Our board reviewed and discussed certain of the information presented to it at the board meetings held on January 18 and 19. Based on all of the information considered by it, our board of directors, determined that the proposed amendment to our restated certificate of incorporation was advisable and in the best interests of Eagle Materials and our stockholders, and approved the proposed amendment. The amendment was approved by the sole director elected by the holders of Class A common stock, and unanimously approved by all of the directors elected by the holders of Class B common stock and all of the directors voting together. Our board of directors also resolved to submit the proposed amendment to our stockholders for their approval.
Reasons for the Amendment
     In determining to approve and recommend the proposed amendment to our restated certificate of incorporation, our board of directors considered a number of factors, including the possible benefits that Eagle Materials and its stockholders may derive from each of the following:
•	simplification of our capital structure;

•	creation of a single class of stock with a larger number of shares outstanding and a uniform liquidity profile;

•	reduction in investor confusion resulting from the dual-class structure, including confusion as to the calculation of our total market capitalization and shares outstanding;

•	the use of a single class of common stock as acquisition currency, for issuances to third parties;

•	reduced complexity in evaluating and implementing stock repurchase programs;

•	reduction in certain administrative expenses resulting from the dual-class structure;

•	reduced complexity in using a single class of common stock for employee compensation purposes;

•	reduction in the complexity of corporate governance related to the election of directors by the holders of two separate classes; and

•	alignment of voting rights with the economic risks of ownership of our common stock.
     The board of directors also considered the following factors in connection with its approval and recommendation of the proposed amendment:
•	the holders of the Class A common stock and holders of Class B common stock currently have the same economic rights, with the special voting rights for the election and removal of directors representing the only material difference the rights of the holders of the two classes;

•	in a merger or reorganization transaction, each holder of Class A common stock and each holder of Class B common stock is currently entitled to receive the same kind and amount of shares, securities or other property, except that the holders of two classes could receive different kinds of shares if the only difference between the shares received relates to special voting rights for the election and removal of directors;

•	the historical trading price and trading volume differentials of the Class A common stock and Class B common stock;

•	the historical trading price and trading volume differentials between the two classes of publicly traded stock of other companies with dual-class capital structures;

•	the exchange ratios adopted by other companies that have eliminated their dual-class structures;

•	the trend of publicly-held companies away from dual-class capital structures, consistent with the policies of the NYSE and the other major stock exchanges in favor of one vote per share common stock capitalization;

•	the indemnification and other contractual obligations of Eagle Materials to Centex under the Centex distribution agreement;

•	the extent to which the proposed reclassification is consistent with certain representations, undertakings and determinations made in connection with the 2003 IRS ruling;

•	the holders of the Class A common stock and Class B common stock will each have a class vote on the proposed amendment, and therefore will have an opportunity to decide for themselves whether the proposed amendment should be implemented; and

•	the proposed amendment is not expected to result in taxable income to Eagle Materials or to the holders of Class A common Stock or Class B common Stock.
     This discussion of information and factors considered by the board of directors is not intended to be exhaustive, but includes the material factors considered by the board of directors in making its decision. In view of the wide variety of factors considered by the board of directors in connection with its evaluation of the proposed amendment and the complexity of these matters, the board of directors did not consider it practicable to, nor did it attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors described above, individual members of the board of directors may have given different weight to different factors. We cannot assure you when or if any specific potential benefits considered by the board of directors will be realized.
Conditions Precedent to Effectiveness of the Amendment
     The effectiveness of the proposed amendment to our restated certificate of incorporation and the resulting reclassification of our Class A common stock and Class B common stock into a single class of common stock are conditioned upon each of the following:
•	approval of the proposed amendment by the holders of 66 2/3% of the outstanding shares of our Class A common stock and the Class B common stock, voting together as a single class;

•	approval of the proposed amendment by the holders of a majority of the outstanding shares of our Class A common stock, voting as a separate class;

•	approval of the proposed amendment by the holders of a majority of the outstanding shares of our Class B common stock, voting as a separate class; and

•	receipt of authorization to list the single new class of common stock on the NYSE.
     If any of the above conditions are not satisfied, we will not file the proposed amendment with the Delaware Secretary of State and the reclassification of our Class A common stock and Class B common stock into a single class of common stock will not occur.

Deferral or Abandonment
     The board of directors reserves the right to abandon the adoption of the proposed amendment to our restated certificate of incorporation without further action by the stockholders at any time before the filing of the amended and restated certificate of incorporation with the Delaware Secretary of State, even if the proposed amendment has been approved by the stockholders at the special meeting and all other conditions to such adoption have been satisfied. Although the board of directors does not currently anticipate exercising its rights to abandon the proposed amendment nor does it contemplate specific events that would trigger abandonment, the board of directors will defer or abandon the proposed amendment if, in its business judgment, the combination of the Class A common stock and the Class B common stock is no longer in the best interests of Eagle Materials or its stockholders. The board of directors will also abandon the proposed amendment if any of the conditions described under “Conditions Precedent to Effectiveness of the Amendment” fail to occur.
Certain Effects of the Amendment
     If the proposed amendment is approved and filed, each share of our outstanding Class A common stock and Class B common stock will automatically be reclassified into a share of a single class of common stock. If we adopt the proposed amendment to our restated certificate of incorporation, it will have the following effects, among others, on the holders of Class A common stock and Class B common stock and on Eagle Materials:
     Voting Power
     Election of Directors. The holders of Class B common stock currently have the right to elect at least 85% of the members of our board of directors, and the holders of Class A common stock currently have the right to elect the remaining directors. After the adoption of the proposed amendment, all holders of our new single class of common stock will have identical rights to vote together for the election of all of our directors. As a result, holders of Class B common stock will no longer have superior rights with respect to the election of members of our board of directors.
     Our restated certificate of incorporation currently provides that vacancies on our board of directors may be filled by the remaining directors elected by the class of common stock that elected the predecessor director or, if there are no such remaining directors, by the holders of shares of such class. After adoption of the proposed amendment, vacancies may be filled by a vote of the remaining directors, whether or not they represent a quorum.
     All Other Matters. As to all other matters on which stockholders are entitled to vote, the proposed amendment will have no impact on the voting power of holders of Class A common stock and Class B common stock. On such matters, the holders of Class A common stock and Class B common stock are currently entitled to cast approximately 51.6% and 48.4%, respectively, of the total number of votes entitled to be cast. After the adoption of the proposed amendment, the current holders of Class A common stock and the current holders of Class B common stock would be entitled to cast the same proportions of the total number of votes entitled to be cast.
     Economic Equity Interests
     The proposed amendment will have no impact on the economic equity interests of holders of Class A common stock and Class B common stock, including with regard to dividends, liquidation rights or redemption. The shares held by the holders of our Class A common stock and Class B common stock currently represent 51.6% and 48.4%, respectively, of the total outstanding shares of common stock. After the adoption of the proposed amendment, the shares of new common stock held by current holders of Class A common stock and Class B common stock would represent the same proportions of the total outstanding shares of common stock.

     Capitalization
     The proposed amendment will have no impact on the total issued and outstanding shares of common stock. As of February 1, 2006 and after giving effect to the stock split, there were 50,257,410 shares of common stock issued and outstanding, consisting of 25,941,258 shares of Class A common stock and 24,316,152 shares of Class B common stock. After the adoption of the proposed amendment, there will be approximately 50,257,410 shares of the new common stock outstanding. In addition, the amendment will not increase our total number of authorized shares of common stock. Our restated certificate of incorporation as proposed to be amended would authorize the issuance of 100,000,000 shares of new common stock, which is the combined total number of shares of Class A common stock and Class B common stock currently authorized.
     Market Price
     After the adoption of the proposed amendment, the market price of shares of our new common stock will depend, as before the amendment, on many factors including our future performance, general market conditions and conditions in the industries in which we operate, many of which are outside of our control. Accordingly, we cannot predict the price at which our new common stock will trade following the amendment. On February 1, 2006 and after giving effect to the stock split, the closing prices per share of our Class A common stock and Class B common stock on the NYSE were $53.13 and $52.77, respectively.
     NYSE Listing and CUSIP Numbers
     After the effective date of the reclassification, if authorization is received from the NYSE, all of the outstanding shares of our new common stock will be listed on the NYSE and our new common stock will retain the ticker symbol currently assigned to the Class A common stock on the NYSE, “EXP.” We will cause our Class B common stock to be delisted from the NYSE after the effective date. Furthermore, our new common stock will retain and use the CUSIP security identification number presently assigned to our Class A common stock.
     Operations
     The proposed amendment will have no impact on our operations, except to the extent that we are able to realize some or all of the potential benefits to Eagle Materials from the proposed amendment which are described above.
     Resale of New Common Stock
     Shares of our new common stock may be sold in the same manner as the Class A common stock and Class B common stock may currently be sold. Our affiliates and holders of any shares that constitute restricted securities will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933, as amended.
     Rights Agreement
     Under our existing stockholder rights agreement, each outstanding share of our Class A common stock and Class B common stock currently includes an associated right to purchase a fraction of one share of preferred stock. These rights trade with the outstanding shares of Class A common stock and Class B common stock. The rights become exercisable upon the acquisition by a person or affiliate group of beneficial ownership of shares of Class A common stock and/or Class B common stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and Class B common stock, or upon the commencement or announcement of a tender offer which, if consummated, would result in acquisition of the beneficial ownership of shares of Class A common stock and/or Class B common stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and Class B common stock.
     In connection with the amendment to our restated certificate of incorporation, the rights agreement will be amended so that the rights consist of a single class of preferred stock purchase rights attached to the new common stock and to delete references to the Class A common stock and Class B common stock. In addition, Eagle Materials will amend the rights agreement such that each share of common stock will include the right to purchase a single share of preferred stock. These rights will become exercisable upon the acquisition by a person or affiliated group of 15% or more of the outstanding shares of our new common stock, or upon the commencement or announcement of a tender offer which, if consummated, would result in the acquisition of 15% or more of the outstanding shares of our new common stock.
     Stock Incentive Plan
     We will amend our employee incentive plan to adjust the language granting options and restricted awards to reference the new class of common stock. Outstanding options to purchase Class A common stock and Class B common stock, and other awards with respect to Class A common stock and Class B common stock issued under the employee incentive plan will be reclassified into options and awards for the same number of shares of new common stock upon the same terms as in effect before the reclassification.
     Obligations under the Centex Distribution Agreement
     As noted above, the Centex distribution agreement imposes certain indemnification and other contractual obligations on Eagle Materials. These obligations will remain in effect after the amendment of our restated certificate of incorporation, except to the extent that they have expired or will expire in accordance with their own terms.
     The material continuing obligations of Eagle Materials under the Centex distribution agreement including the following:
•	The Centex distribution agreement provides that Eagle Materials will comply with and not take any action that is inconsistent with each representation and statement made by Eagle Materials to the IRS in connection with the request for the 2003 IRS ruling.

•	If we take any action or fail to take any required action, and that action or failure to act is the direct and primary or exclusive cause of a determination that the Centex distribution fails to qualify under Section 355(a) of the Code or that the shares of Class A common stock and Class B common stock distributed by Centex in the Centex distribution fail to qualify as “qualified property” for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, we have agreed to indemnify Centex and certain of its affiliates for all federal, state and local taxes, including any interest, penalties or additions to tax and certain established liabilities of any Centex stockholders resulting from the distribution.

•	In addition, we have agreed to indemnify Centex and certain of its affiliates for all actual tax liabilities of Centex or certain of its affiliates and certain established liabilities of any Centex stockholders resulting from the Centex distribution arising from any inaccuracy in, or failure by us to comply with, any representation or undertaking made by us to the IRS (or made by Centex to the IRS based upon information provided by us) in connection with the request for the 2003 IRS ruling if such inaccuracy or failure was intentional or resulted from our gross negligence. Notwithstanding the foregoing, we will not be obligated to indemnify Centex or any of its affiliates for any liability that results solely from an inaccuracy in or failure by Centex to comply with any representation or undertaking by Centex to the IRS in connection with the request for the 2003 IRS ruling (except to the extent such inaccuracy or failure is in respect of a representation based in whole or in part upon inaccurate information provided by us, if such inaccuracy was intentional or resulted from our gross negligence). Furthermore, if any tax liability arises as a result of both:
o	an inaccuracy in or failure by us to comply with any representation or undertaking made by us to the IRS (or made by Centex to the IRS based upon information provided by us) in connection with the request for the 2003 IRS ruling request if such inaccuracy or failure was intentional or resulted from our gross negligence; and

o	an inaccuracy in or failure by Centex to comply with any representation or undertaking by Centex to the IRS in connection with the request for the 2003 IRS ruling, and each failure is an independent cause of the liability, then we and Centex will allocate the tax liability among ourselves in a proportion that reflects the relative fault of each party.
     Interests of Our Officers and Directors in the Reclassification
     In considering the recommendation of our board of directors, you should be aware that some of our officers and directors may have interests in the reclassification to be effected by the proposed amendment that are or may be different from, or in addition to, the interests of some or all of our public stockholders. For instance, our officers and directors hold Class A common stock, Class B common stock or a combination of both as described under “Security Ownership of Certain Beneficial Owners and Management” above. After giving effect to the stock split, the sole director elected by the holders of Class A common stock beneficially owns 78,057 shares of Class A common stock and 8,154 shares of Class B common stock. Similarly, the seven directors elected by the holders of Class B common stock beneficially own an aggregate of 568,785 shares of Class B common stock and 688,122 shares of Class A common stock, with all such directors other than Mr. Hirsch or Mr. Quinn owning a lesser number of shares of Class B common stock than Class A common stock. Accordingly, the interest of each class of directors may not always be aligned with the class whose holders have the right to elect such class of directors.
Certain Federal Income Tax Consequences
     We have summarized below certain federal income tax consequences of the proposed amendment based on the Code, as amended and currently in effect. This summary applies only to our stockholders that hold their Class A common stock and Class B common stock as a capital asset within the meaning of section 1221 of the Code. Further, this summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your individual circumstances. In addition, this summary does not address any state, local or foreign tax consequences of the proposed amendment. This summary is included for general information purposes only and is not intended to constitute advice regarding the federal income tax consequences of the proposed amendment. Since the tax consequences to you will depend on your particular facts and circumstances, you are urged to consult your own tax advisor with respect to the tax consequences of the proposed amendment, including tax reporting requirements.
     We believe that as a result of the proposed amendment:
•	no gain or loss will be recognized for federal income tax purposes by any of the holders of our Class A common stock or any of the holders of our Class B common stock upon the reclassification and conversion of shares of our Class A common stock and Class B common stock into shares of new common stock;

•	a stockholder’s aggregate basis in its shares of new common stock will be the same as the stockholder’s aggregate basis in the Class A common stock and Class B common stock converted pursuant to the reclassification;

•	a stockholder’s holding period for the new common stock will include such stockholder’s holding period for the Class A common stock and Class B common stock converted pursuant to the reclassification, provided that each share of Class A common stock and Class B common stock was held by such stockholder as a capital asset as defined in Section 1221 of the Code on the effective date of the amendment; and

•	no gain or loss will be recognized for federal income tax purposes by us upon the reclassification and conversion of shares of our Class A common stock and Class B common stock into shares of new common stock.
Accounting Considerations
     We expect that the proposed amendment will not have any material effect on our earnings or book value per share.
Financial Information
     The information set forth in Part II, Item 6; Part II, Items 7 and 7A; Part II, Item 8; and Part II, Item 9 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2005 is incorporated herein by reference.
Independent Registered Accounting Firm
     Representatives of Ernst & Young LLP are expected to be present at the special meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Stock Certificates
     If the proposed amendment is approved and filed, your existing certificates representing shares of Class A common stock and Class B common stock will automatically represent an equal number of shares of new common stock. Accordingly, it will not be necessary for record holders of Class A common stock or Class B common stock holding certificated shares to exchange their existing certificates for new certificates. However, if they so desire, such holders may at any time after the effective date exchange their existing certificates for certificates representing shares of our new common stock by contacting our transfer agent.
Required Vote
     All holders of record of shares of Class A common stock and Class B common stock on the record date are entitled to cast one vote per share with regard to the proposed amendment. Approval of the proposed amendment requires the affirmative vote of the holders of:
•	66 2/3% of the outstanding shares of our Class A common stock and Class B common stock, voting together as a class;

•	a majority of the outstanding shares of our Class A common stock, voting separately as a class; and

•	a majority of the outstanding shares of our Class B common stock, voting separately as a class.
If you do not provide instructions as to the way your shares should be voted on the proposed amendment, proxies solicited by our board of directors will be voted in favor of the proposed amendment.

No Appraisal Rights
     Holders of our Class A common stock and Class B common stock do not have appraisal rights under Delaware law or under our restated certificate of incorporation or bylaws in connection with the amendment.
Recommendation of the Board
     Our board unanimously recommends a vote “for” the approval of the proposed amended to our restated certificate of incorporation.
OTHER MATTERS WHICH MAY BE PRESENTED FOR ACTION AT THE MEETING
     Our board of directors does not intend to present for action at this special meeting any matter other than as specifically set forth in the Notice of Special Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     This year’s annual meeting of stockholders is scheduled to be held on July 27, 2006. In order to be considered for inclusion in our proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 27, 2006.
     For any proposal that is not submitted for inclusion in our proxy material for the 2006 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we are notified about the proposal on or before April 28, 2006, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our bylaws provide that, to be considered at the 2006 annual meeting, a stockholder proposal must be submitted in writing and received by our Secretary at our executive offices during the period beginning on January 28, 2006 and ending April 28, 2006, and must contain the information specified by and otherwise comply with our bylaws. Any stockholder wishing to receive a copy of our bylaws should direct a written request to our Secretary at our principal executive offices.

By Order of the Board of Directors

JAMES H. GRAASS
Executive Vice President,
General Counsel and Secretary
Dallas, Texas
        , 2006

APPENDIX A
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF EAGLE MATERIALS INC.

APPENDIX A
RESTATED CERTIFICATE OF INCORPORATION
OF
EAGLE MATERIALS INC.
     The undersigned, being the President and Chief Executive Officer of Eagle Materials Inc., a Delaware corporation (the “Corporation”), hereby certifies that:
     1. The name of the Corporation is EAGLE MATERIALS INC. The name under which the Corporation was originally incorporated is Centex Construction Products, Inc. and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 27, 1994.
     2. This Restated Certificate of Incorporation amends and restates the provisions of the Restated Certificate of Incorporation of the Corporation and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
     3. The Restated Certificate of Incorporation of the Corporation, as restated and amended hereby, shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:
ARTICLE I
     The name of the Corporation is Eagle Materials Inc.
ARTICLE II
     The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware. The name of the registered agent of the Corporation at such address is Corporation Service Company.
ARTICLE III
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), and the Corporation shall have perpetual existence.
ARTICLE IV
     The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 5,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”), and (ii) ~~50,000,000~~100,000,000shares of Common Stock, par value $.01 per share (“~~Common Stock”), and (iii) 50,000,000 shares of Class B Common Stock, par value $.01 per share~~

~~(“Class B Common Stock” and, together with the Common Stock, the “Corporation~~ Common Stock”).
     The powers, preferences and rights of each class of capital stock, and the qualifications, limitations and restrictions thereof, are as follows:
     A. Preferred Stock.
     Shares of Preferred Stock may be issued in such series as may from time to time be determined by the Board of Directors. Prior to the issuance of a series, the Board of Directors by resolution shall designate the series to distinguish it from any other classes or series of capital stock of the Corporation, shall specify the number of shares to be included in the series and shall fix the powers, preferences and relative, participating, optional or other special rights of the series, and the qualifications, limitations or restrictions thereof. Without limiting the generality of the foregoing, any such resolution of the Board of Directors may set forth the following characteristics of the series:
     (i) the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;
     (ii) the rate or rates and the date or dates at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable on any other class or classes of capital stock of the Corporation or on any series of Preferred Stock of the Corporation, and whether such dividends shall be cumulative;
     (iii) whether shares of the series shall be convertible into or exchangeable for shares of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate upon the occurrence of such events as the Board of Directors shall determine;
     (iv) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount and type of consideration payable upon redemption, which amount may vary under different conditions and at different redemption dates;

     (v) whether shares of the series shall have a sinking fund or redemption or purchase account for the redemption or purchase of shares of the series, and if so, the terms, conditions and amount of such sinking fund or redemption or purchase account;
     (vi) the rights of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;
     (vii) whether shares of the series shall have voting rights in addition to the voting rights provided by law, which may include (a) the right to more or less than one vote per share on any or all matters submitted to a vote of the stockholders of the Corporation and (b) the right to vote, as a series by itself or together with any other series of Preferred Stock or together with all series of Preferred Stock as a class or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix (including, but not limited to, the right, voting as a series by itself or together with any other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any series of Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may determine); and
     (viii) any other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof.
Subject to the express terms of any series of Preferred Stock outstanding at any time, the vote or consent of the holders of Preferred Stock of any series shall not be required for the issuance of any other series of Preferred Stock, regardless of whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, on a parity with or junior to the powers, preferences and rights of such outstanding series.
     B. Common Stock. The ~~Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise provided by law or expressly provided herein. The relative~~ powers, preferences, rights, qualifications, limitations and restrictions of the shares of ~~Common Stock and Class B~~ Common Stock shall be as follows:
     (1) ~~Cash~~ Dividends. Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of such holders and subject to any other conditions that may be fixed in accordance with the provisions of paragraph A of this Article IV, then, but not otherwise, the holders of Common Stock ~~and Class B Common Stock~~ shall be entitled to receive such dividends and other distributions in cash, property or stock of the Corporation, if any, as may be declared from time to time by the Board of Directors out of assets which are legally available therefor~~; provided, that whenever a cash dividend is paid on any Corporation Common Stock, the same amount shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock~~. Any such dividends shall be distributed among the holders of the Common Stock pro rata in accordance with the number of shares of such stock held by each holder.
     ~~(2) Stock Dividends. If at any time a dividend is to be paid in shares of Common Stock or shares of Class B Common Stock (a “stock dividend”), such stock dividend may be declared and paid only as follows: only Common Stock may be paid to holders of Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a stock dividend is paid on any Corporation Common Stock, the same number of shares shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.~~
     ~~(3) Property Dividends. If at any time a dividend is to be paid in rights to purchase shares of the capital stock of the Corporation (a “rights dividend”), then: (i) if the rights dividend is of rights that entitle the holder thereof to purchase shares of Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Common Stock (“Equivalent Shares”)) or Class B Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Class B Common Stock (“Equivalent Class B Shares”)) then only rights to acquire Common Stock or Equivalent Shares may be paid to holders of Common Stock and only rights to acquire Class B Common Stock or Equivalent Class B Shares may be paid to holders of Class B Common Stock; and (ii) if the rights dividend is of rights that entitle the holder thereof to purchase shares of capital stock of the Corporation other than Common Stock (or Equivalent Shares) or Class B Common Stock (or Equivalent Class B Shares) then the Board of Directors of the Corporation may pay such dividend of rights to the holders of Common Stock and Class B Common Stock in such manner as the Board of Directors may determine. Whenever any rights dividend or dividend in the form of securities or other property (other than a cash dividend or stock dividend) is paid on any Corporation Common Stock, the same number or amount and kind of rights, securities or other property shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.~~
     ~~(4) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of any class of Corporation Common Stock without at the same time making a proportionate subdivision, reclassification or combination of shares of the other class.~~
     ~~(5) Voting. Voting power shall be divided between the classes of Corporation Common Stock as follows:~~

     ~~(i) Subject to Section B.(5)(ii) of this Article IV, in the election of directors, holders of shares of Class B Common Stock, voting separately as a class (the “Voting B Shares”), shall be entitled to elect that number of directors which constitutes 85% of the authorized number of members of the Board of Directors (or, if 85% of the authorized number of members of the Board of Directors is not a whole number, then the nearest higher whole number) (the “Voting B Share Directors”). The initial Voting B Share Directors shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of Voting B Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Voting B Share Directors at the next annual meeting of stockholders. Each share of Class B Common Stock shall have one vote in the election of the Voting B Share Directors. Subject to Section B.(5)(ii) of this Article IV, in the election of directors, holders of shares of Common Stock (the “Voting Shares”), shall be entitled to elect the remaining director or directors, if any (the “Voting Share Directors”). The initial Voting Share Director, if any, shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of Voting Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Voting Share Director at the next annual meeting of stockholders. Each share of Common Stock shall have one vote in the election of the Voting Share Directors. For purposes of Sections B.(5)(i), (ii) and (iii) of this Article IV, references to the authorized number of members of the Board of Directors shall not include any directors which the holders of any shares of a series of Preferred Stock have the right to elect voting separately as one or more series.~~
     ~~(ii) For purposes of this Section B.(5)(ii) of this Article IV, “Special Voting Rights” means the different voting rights of the holders of Common Stock, on the one hand, and the holders of Class B Common Stock, on the other hand, with respect to the election of the applicable percentages of the authorized number of members of the Board of Directors as described in Section B.(5)(i) of this Article IV. At any time after January 30, 2006, if approved by the Board of Directors, at any annual or special meeting of stockholders of the Corporation, the holders of at least 66 2/3% of the outstanding shares of the Common Stock and Class B Common Stock, voting together as a class, may vote to eliminate the Special Voting Rights (the “Elimination Vote”), in which case the Special Voting Rights provided for in Section B.(5)(i) of this Article IV shall have no further force or effect, and thereafter holders of the Corporation Common Stock shall have equal voting rights in all respects, except as otherwise provided by law, and shall be entitled to elect the total authorized number of members of the Board of Directors voting~~

~~together as a single class, with each share of Corporation Common Stock having one vote.~~
     ~~(iii) Unless the Special Voting Rights have been eliminated in accordance with Section B.(5)(ii) of this Article IV, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Voting Share Directors and Voting B Share Directors such that at all times the number of Class B Common Stock directorships shall be 85% of the authorized number of members of the Board of Directors (or if such 85% is not a whole number, then the nearest higher whole number) and the remaining directorships shall be Common Stock directorships.~~
     ~~(iv) Except as otherwise specified herein or required by law, the holders of Common Stock and Class B Common Stock shall in all matters not otherwise specified in Section B.(5)(i) of this Article IV vote together as one class, with each share of Common Stock and Class B Common Stock having one vote.~~
     ~~(v) Notwithstanding anything to the contrary contained in Section B.(5)(i), (ii), (iii) or (iv) of this Article IV, for so long as any person or entity or group of persons or entities acting in concert beneficially own 15% or more of the outstanding shares of Class B Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock then outstanding which is less than or equal to such person, entity or group’s Entitled Voting Percentage. For the purposes hereof, a person, entity or group’s “Entitled Voting Percentage” at any time shall mean the percentage of the then outstanding shares of Common Stock beneficially owned by such person, entity or group at such time. For purposes of this Section B.(5)(v), a “beneficial owner” of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended.~~
     ~~(6) Merger or Consolidation. The Corporation shall not enter into any consolidation of the Corporation with one or more other corporations, a merger of the Corporation with another corporation, a reorganization of the Corporation or other similar combination of the Corporation with one or more third parties,~~

~~unless each holder of a share of Common Stock or Class B Common Stock is entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, reorganization or other combination as each other holder of a share of Common Stock and Class B Common Stock; provided that, in any such transaction consummated prior to the Elimination Vote, the holders of shares of Common Stock and Class B Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares to substantially the same extent as the Common Stock and the Class B Common Stock differ as provided herein.~~
     ~~(7) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.~~
     (2) Liquidation. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and liabilities of the Corporation and after distribution to the holders of Preferred Stock of the amounts fixed in accordance with the provisions of paragraph A of this Article IV, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders. Any such distribution shall be made among the holders of Common Stock pro rata in accordance with the number of shares of such stock held by each such holder.
     (3) Voting. Except as may otherwise be required by law or the provisions of any resolution or resolutions adopted by the Board of Directors pursuant to paragraph A of this Article IV, each holder of Common Stock shall have one vote for each share of Common Stock held by such holder on each matter submitted to a vote at a meeting of stockholders. Cumulative voting of shares of Common Stock shall not be permitted.
     C. Reclassification. Prior to the time of the filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the authorized, issued and outstanding common stock of the Corporation included both common stock, par value $.01 per share (“Class A Common Stock”), and Class B common stock, par value $.01 per share (“Class B Common Stock”). At the Effective Time, each outstanding share of Class A Common Stock and Class B Common Stock shall be shall be reclassified and converted, automatically and without further action on the part of any holder thereof or otherwise, into one share of Common Stock.

ARTICLE V
     A. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation. In furtherance and not in limitation of the powers conferred upon the Board of Directors by the DGCL and this Restated Certificate of Incorporation, the Board of Directors is hereby expressly empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation and any bylaws adopted by the stockholders of the Corporation; provided, however, that no bylaws adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws had not been adopted.
     B. Number and Class of Directors.
     (1) Number of Directors. The number of directors that shall constitute the entire Board of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; provided, however, (i) that in no event shall the number of directors constituting the entire Board of Directors be less than three nor more than fifteen ~~(provided, however, that until such time as a Elimination Vote occurs, the Board of Directors shall not reduce the number of directors to a number less than seven)~~ and (ii) no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.
     (2) Classified Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. ~~As of the effectiveness of this Restated Certificate of Incorporation,~~Each person serving as a member of the Board of Directors ~~shall assign each person who is serving as a director~~as of the Effective Time has been assigned to one of such classes, pursuant to the provisions of this Restated Certificate of Incorporation as ~~determined in the sole discretion of the Board of Directors; provided, however, that the initial Voting Share Director shall be assigned to Class I~~in effect prior to the Effective Time. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class ~~I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class~~ III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which his term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.
     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.
     In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.
     C. Manner of Election. The election of directors at any annual or special meeting of the stockholders of the Corporation need not be by written ballot unless the Bylaws of the Corporation so provide.
     D. Vacancies. ~~(1)~~ Any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause~~, elected by (or appointed on behalf of) the holders of the Voting B Shares, on the one hand, or the holders of the Voting Shares, on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Voting B Shares, on the one hand, or Voting Shares, on the other hand, as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting B Shares or Voting Shares, respectively, unless the Elimination Vote shall have occurred, in which case such vacancy~~ shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the Bylaws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as that of his predecessor.
     ~~(2) Unless the Elimination Vote shall have occurred, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Section B(5) of Article IV. Once such newly-created directorships have been allocated as Voting Share Directors or Voting B Share Directors, such newly-created directorships shall be filled by the vote of the majority of the directors in such class (or the sole remaining director in such class), as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, respectively, unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the~~

~~directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the Bylaws.~~
ARTICLE VI
     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended or replaced, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.
ARTICLE VII
     A. Indemnification. Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law in effect on the date of the filing of this Restated Certificate of Incorporation, and to such greater extent as applicable law may thereafter permit, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such Indemnitee in connection with such a Proceeding, and such right of indemnification shall continue with respect to an Indemnitee who has ceased to be such a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The rights of an Indemnitee under the immediately preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the DGCL in the case of Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the DGCL in the case of all other Proceedings.
     B. Advancement of Expenses. An Indemnitee shall be entitled to the payment of expenses (including attorneys’ fees) incurred in defending any Proceeding in advance of the final disposition thereof in accordance with the provisions set forth in the Bylaws of the Corporation or, if no provisions relating to the advancement of expenses are set forth therein, in accordance with such terms and conditions as the Board of Directors deems appropriate.
     C. Determination of Entitlement to Indemnification. A determination as to whether an Indemnitee is entitled to indemnification in respect of any expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement incurred by such Indemnitee in connection with a Proceeding shall be made in accordance with Section 145(d) of the DGCL and the provisions set forth in the Bylaws of the Corporation.
     D. Non-Exclusivity. The rights conferred by this Article VII shall not be exclusive of any other rights which an Indemnitee or any other person may now or hereafter have under this Restated Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
ARTICLE VIII
     No stockholder of the Corporation shall by reason of his or her holding shares of any class or series of its capital stock have any preemptive or preferential right to purchase or subscribe for or otherwise acquire or receive any shares of any class or series of capital stock issued by the Corporation, whether now or hereafter authorized, or any shares of any class or series of capital stock of the Corporation now or hereafter acquired by the Corporation as treasury stock and subsequently reissued or sold or otherwise disposed of, or any notes, debentures, bonds or other securities convertible into, or any warrants, rights or options exercisable for, any shares of any class or series of capital stock of the Corporation, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities or warrants, rights or options would adversely affect the dividend, voting or any other rights of such stockholder.
ARTICLE IX
     Special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.
ARTICLE X
     Any action required to be taken or which may be taken by the holders of the ~~Corporation~~ Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.
ARTICLE XI
     The Board of Directors shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to adopt, amend or repeal the Bylaws.
ARTICLE XII
     Notwithstanding anything else contained in this Restated Certificate of Incorporation or the Bylaws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required (A) to alter, amend, rescind or repeal ~~Section B(5)(v) of Article IV,~~ Article V, Article IX, Article X, Article XI or this Article XII of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (B) in order for the stockholders to adopt, alter, amend, rescind or repeal any Bylaws of the Corporation.
ARTICLE XIII
     The Corporation reserves the right to amend, alter, change, rescind or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
     IN WITNESS WHEREOF, the undersigned has executed this certificate on           , 2006.

EAGLE MATERIALS INC.
By:
Steven R. Rowley
President and Chief Executive Officer

EAGLE MATERIALS INC.
COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Stockholders — _____, 2006
The undersigned hereby appoints James H. Graass and Steven R. Rowley (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Special Meeting of Stockholders of Eagle Materials Inc. to be held ___, 2006, or any adjournment thereof, all shares of Common Stock of Eagle Materials Inc. registered in the name of the undersigned at the close of business on ___, 2006.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.
By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Special Meeting and
Proxy Statement for the ___, 2006 Special Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change / Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your Eagle Materials Inc. account online.
Access your Eagle Materials Inc. stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Eagle Materials Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends that you vote FOR Proposal 1.

		FOR	AGAINST	ABSTAIN
1.	Amend our Restated Certificate of Incorporation to reclassify our existing Common Stock and Class B Common Stock into a single new class of common stock.	☐	☐	☐

2.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.
THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Dated:	, 2006

Signature

Signature
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

▲FOLD AND DETACH HERE▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/exp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

EAGLE MATERIALS INC.
CLASS B COMMON STOCK
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Special Meeting of Stockholders — _____, 2006
The undersigned hereby appoints James H. Graass and Steven R. Rowley (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Special Meeting of Stockholders of Eagle Materials Inc. to be held ___, 2006, or any adjournment thereof, all shares of Class B Common Stock of Eagle Materials Inc. registered in the name of the undersigned at the close of business on ___, 2006.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEM 1. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 2.
By execution of this proxy, you hereby acknowledge receipt herewith of the Notice of Special Meeting and
Proxy Statement for the ___, 2006 Special Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

Address Change / Comments (Mark the corresponding box on the reverse side)

▲FOLD AND DETACH HERE▲
You can now access your Eagle Materials Inc. account online.
Access your Eagle Materials Inc. stockholder account online via Investor ServiceDirect® (ISD).
Mellon Investor Services LLC, Transfer Agent for Eagle Materials Inc., now makes it easy and convenient to get current information on your stockholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN
Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect® is a registered trademark of Mellon Investor Services LLC

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
The Board of Directors recommends that you vote FOR Proposal 1.

		FOR	AGAINST	ABSTAIN
1.	Amend our Restated Certificate of Incorporation to reclassify our existing Common Stock and Class B Common Stock into a single new class of common stock.	☐	☐	☐

2.	In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 and, at the discretion of the named proxies, upon such other business as may properly be brought before the meeting or any adjournment thereof. By executing this proxy, the undersigned hereby revokes prior proxies relating to the meeting.
THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.

Dated:	, 2006

Signature

Signature
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title.

▲FOLD AND DETACH HERE▲

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/exp-classb Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.